Exhibit 23.1

                       Consent of Independent Auditors


We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the VSE Corporation 2004 Stock Option Plan and the VSE Corporation 2004 Non-Employee Directors Stock Plan of our report dated February 20, 2004, with respect to the consolidated financial statements of VSE Corporation included in its Annual Report (Form 10-K) for the year ended December 31, 2003, filed with the Securities and Exchange Commission.



                                            /s/ ERNST & YOUNG LLP


McLean, Virginia
April 30, 2004